SUBSIDIARIES OF REGISTRANT



                                                             Jurisdiction of
Subsidiaries                                                 Incorporation
------------                                                 -------------
Audiovox Communications Corp.                                Delaware
Quintex Communications Corp.                                 New York
Quintex Mobile Communications Corp.                          Delaware
American Radio Corp.                                         Georgia
Audiovox Holding Corp.                                       New York
Audiovox Canada Limited                                      Ontario
Audiovox Communications (Malaysia) Sdn. Bhd.                 Malaysia
Audiovox Holdings (M) Sdn. Bhd.                              Malaysia




                                   Exhibit 21